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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

KS BANCORP, INC,

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

KS BANCORP, INC.

Post Office Box 661

1031 North Brightleaf Blvd.

Smithfield, North Carolina 27577

(919) 938-3101

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 4, 2004

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of KS Bancorp, Inc. (the “Company”) will be held on May 4, 2004, at 7:00 p.m., Eastern Time, at the offices of the Company at 1031 North Brightleaf Boulevard, Smithfield, North Carolina.

The Meeting is for the purpose of considering and voting upon the following matters:

1.	To elect three persons who will serve as directors of the Company until the 2007 Annual Meeting of Stockholders or until their successors are duly elected and qualify;

2.	To ratify the selection by the Audit Committee of Dixon Hughes PLLC as the independent auditor for the Company for the 2004 fiscal year; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be considered at the Annual Meeting.

The Board of Directors has established March 22, 2004, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient shares present in person or by proxy to constitute a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.

By Order of the Board of Directors

/s/ Joy B. Watson

Secretary

Smithfield, North Carolina

March 29, 2004

A form of proxy is enclosed to enable you to vote your shares at the Annual Meeting. You are urged, regardless of the number of shares you hold, to complete, sign, date and return the proxy promptly. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

KS Bancorp, Inc.

PROXY STATEMENT

2004 ANNUAL MEETING OF STOCKHOLDERS

MAY 4, 2004

SOLICITATION AND VOTING OF PROXIES

General

This Proxy Statement is being furnished to stockholders of KS Bancorp, Inc. (the “Company”) in connection with the solicitation by the board of directors of the Company (the “Board of Directors”) of proxies to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 4, 2004, at 7:00 p.m., Eastern Time, at the offices of the Company at 1031 North Brightleaf Blvd., Smithfield, North Carolina 27577, and at any adjournments thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on March 29, 2004.

Other than the matters listed on the attached Notice of 2004 Annual Meeting of Stockholders, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

Revocability of Proxy

A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a beneficial owner of shares of the Company’s common stock, (the “Common Stock”) that are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Annual Meeting.

Solicitation

The Company will pay the cost of preparing, assembling and mailing this Proxy Statement and other proxy solicitation expenses, if any. In addition to the use of the mail, proxies may be solicited personally or by telephone by directors, officers and regular employees of the Company and its wholly-owned savings bank subsidiary, KS Bank, Inc. (the “Bank”), without additional compensation therefor. Brokerage houses and nominees have been requested to forward these proxy materials to the beneficial owners of shares held of record by such persons and, upon request, the Company will reimburse such persons for their reasonable out-of-pocket expenses in doing so.

Voting Securities and Vote Required for Approval

Regardless of the number of shares of Common Stock owned, it is important that stockholders be present in person or represented by proxy at the Annual Meeting. Stockholders are requested to vote by completing, signing, dating and returning the enclosed proxy card in the provided postage-paid envelope. Any shareholder may vote for, against, or abstain from voting on any matter to come before the Annual Meeting. If the enclosed proxy is properly marked, signed, dated and returned, and not revoked, it will be voted in accordance with the instructions therein. If no instructions are given, the proxy will be voted FOR the nominees for election to the Board of Directors named in this Proxy Statement and FOR the ratification of the selection by the Company’s Audit Committee of Dixon Hughes PLLC as the independent auditor for the Company for the 2004 fiscal year. If instructions are given with respect to some but not all proposals, such instructions as are given will be followed, but the proxy will be voted FOR the proposals described in this Proxy Statement on which no instructions are given.

The close of business on March 22, 2004, has been fixed by the Board of Directors as the record date (the “Record Date”) for the determination of stockholders of record entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, the Company had outstanding 1,197,029 shares of Common Stock. Each share of Common Stock entitles its owner to one vote on each matter calling for a vote of stockholders at the Annual Meeting.

The presence, in person or by proxy, of the holders of at least a majority of shares of the Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. To determine whether a quorum is present, the Company will count all shares of common stock present at the Annual Meeting either in person or by proxy, whether or not such shares will be voted for any matter. Since many of our stockholders cannot attend the Annual Meeting, it is necessary that a large number be represented by proxy. Accordingly, the Board of Directors has designated proxies to represent those stockholders who cannot be present in person and who desire to be so represented. In the event there are not sufficient stockholders present or represented by proxy to constitute a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

In order to be elected, a nominee need only receive a plurality of the votes cast in the election of directors. As a result, those persons nominated who receive the largest number of votes will be elected as directors. Accordingly, shares not voted for any reason respecting any one or more nominees will not be counted as votes against such nominees.

As to other issues presented for a vote, the affirmative vote of the holders of a majority of the shares of Common Stock present at the meeting, in person or by proxy and entitled to vote, is required to constitute stockholder approval of such proposals, unless the Company’s articles of incorporation or bylaws or applicable law imposes a different voting requirement.

Abstentions and broker non-votes will not be counted in tabulating the votes cast on any proposal submitted to the stockholders. Proxies solicited hereby will be returned to the Board of Directors and will be tabulated by one or more inspectors of election designated by the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that any person or group who acquires the beneficial ownership of more than 5% of the Common Stock notify the Securities and Exchange Commission (the “SEC”) and the Company. The table below contains certain information, as of Record Date, regarding all persons or groups, as defined in the Exchange Act, who held of record or who are known to the Company to own beneficially, more than 5% of the Company’s Common Stock.

Name and Address	Amount and Nature of Beneficial Ownership[1]	Percentage of Class[2]
R. Harold Hinnant 200 Pope Avenue Kenly, North Carolina 27542	131,096[3]	10.95%

Harold T. Keen 1121 Boyette Road Four Oaks, North Carolina 27524	92,602[4]	7.74%

[1]	Voting and investment power are held solely by the designated individuals unless otherwise indicated.
[2]	Based upon a total of 1,197,029 shares of Common Stock outstanding at the Record Date and the number of stock options vested or exercisable by the designated individual within 60 days of the Record Date.
[3]	Mr. Hinnant, Mr. Scott and Mr. Woodruff serve as trustees of the Bank’s Employee Stock Ownership Plan (the “ESOP”), which is described in the section below entitle “Management Compensation – Employee Stock Ownership Plan.” The ESOP holds 80,497 shares of the Company’s Common Stock. The trustees of the ESOP share certain voting and investment power of the ESOP’s shares, and such shares are included in this amount.
[4]	Includes shares owned by Mr. Keen’s spouse and other entities controlled by Mr. Keen, over which shares Mr. Keen effectively exercises sole or shared voting and investment power. Includes shares allocated to Mr. Keen under the ESOP.

Name and Address	Amount and Nature of Beneficial Ownership		Percentage of Class
Ralph Edward Scott, Jr. 8934 Lefty Road Kenly, North Carolina 27542	96,948[3]	*	8.10%

Gordon C. Woodruff Post Office Box 708 Smithfield, North Carolina 27577	80,834[3]	*	6.75%

*	See previous page for footnotes to this table.

Set forth below is certain information as of the Record Date, regarding those shares of Common Stock owned beneficially by each of the members of the Board of Directors and the named executive officers of the Company (including nominees for election at the Meeting), and the directors and executive officers of the Company as a group.

Name and Address	Amount and Nature of Beneficial Ownership[1]		Percentage of Class[2]
A. Carroll Coleman 7368 Rock Ridge School Road Kenly, North Carolina 27542	1,838		*

R. Harold Hinnant 200 Pope Avenue Kenly, North Carolina 27542	131,096	[3]	10.95%

Eugene David Jackson 103 W. Riverside Drive Smithfield, North Carolina 27577	500		*

B. Kenneth Jones, II 404 N. Pearl Street Princeton, North Carolina 27569	3,000		*

Harold T. Keen 121 Boyette Road Four Oaks, North Carolina 27524	92,602	[4]	7.74%

James C. Parker 117 Pineridge Lane Goldsboro, North Carolina 27530	3,703		*

R. Elton Parrish 805 North Webb Street Selma, North Carolina 27576	37,037		3.09%

Sidney Ernest Sauls 10579 NC 50 North Angier, North Carolina 27501	1,768		*

Ralph Edward Scott, Jr. 8934 Lefty Road Kenly, North Carolina 27542	96,948	[3]	8.10%

Name and Address	Amount and Nature of Beneficial Ownership[1]		Percentage of Class[2]
Gordon C. Woodruff Post Office Box 708 Smithfield, North Carolina 27577	80,834	[3]	6.75%

Directors and executive officers of the Company and the Bank as a group (13 persons)	449,326	[5]	37.54%

[*Does not exceed one percent of the Common Stock.]

[1]	Unless otherwise indicated, all shares are owned directly by the named individuals, by their spouses and minor children, or by other entities controlled by the named individuals.
[2]	Based upon a total of 1,197,029 shares of Common Stock outstanding at the Record Date.
[3]	Includes 80,497 shares held by the Bank’s ESOP. Mr. Hinnant, Mr. Scott and Mr. Woodruff are trustees of such Plan and share certain voting and investment power of such shares.
[4]	Includes shares owned by Mr. Keen’s spouse and other entities controlled by Mr. Keen over which shares Mr. Keen effectively exercises sole or shared voting and investment power. Also includes shares allocated to Mr. Keen under the ESOP.
[5]	The 80,497 shares held by the ESOP for which the trustees, Mr. Hinnant, Mr. Scott and Mr. Woodruff, share certain voting investment power have been included only once in the total number of shares beneficially by directors and executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that during the fiscal year ended December 31, 2003, all of its executive officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirement.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Articles of Incorporation provide that the number of directors of the Company may not be less than five or more than fifteen. The exact number of directors may be fixed or changed from time to time by the Board of Directors. The Board of Directors has currently fixed the size of the Board at nine members.

So long as the total number of directors is nine or more, the directors may be divided into three classes, as nearly equal as possible in number. Each class of directors shall be elected for terms of three years each, or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and shall qualify.

The Board of Directors has nominated A. Carroll Coleman, R. Harold Hinnant and Eugene David Jackson for election as directors to serve until the 2007 Annual Meeting of Stockholders or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and shall qualify. Mr. Coleman and Mr. Hinnant are currently serving as directors of the Company. Mr. Jackson has not previously served on the Board of Directors.

The persons named in the accompanying form of proxy intend to vote any shares of Common Stock represented by valid proxies received by them to elect these three nominees, unless authority to vote is withheld or such proxies are revoked. In the event that any of the nominees should become unavailable to accept nomination or election, it is intended that the proxy holders will vote to elect in his stead such other person as the present Board of Directors may recommend. The present Board of Directors has no reason to believe that any of the three nominees will be unable to serve if elected to office. In order to be elected as a director, a nominee need only receive a plurality of the votes cast. Accordingly, shares not voted for any reason respecting any one or more nominees will not be counted as votes against such nominees. No stockholder has the right to vote his or her shares cumulatively in the election of directors.

Nominees and Continuing Directors

The following table sets forth as to each nominee and each director whose term is continuing and each director who is retiring, his name, age, principal occupation during the last five years, the year he was first elected as a director and the year in which his existing term of office expires.

The Board of Directors recommends a vote FOR all of the following nominees for election as directors.

Name	Age on December 31, 2003	Principal Occupation During Last Five Years	Director Since		Existing Term Expires

		NOMINEES

A. Carroll Coleman	66	President, P. L. Woodard & Co., Inc.	1998		2004

R. Harold Hinnant[1]	73	Retired business owner	1988	[1]	2004

Eugene David Jackson	63	Certified public accountant; Partner, Dees, Jackson, Watson & Assoc., P.A.	—	[2]	—

DIRECTORS CONTINUING IN OFFICE

Harold T. Keen	55	President/CEO of the Company and the Bank	1990	[1]	2005

Ralph Edward Scott, Jr.[3]	51	President of Ralph E. Scott, Jr. Farms, Inc.	1987	[1]	2005

Gordon C. Woodruff	52	Partner, Woodruff, Reece & Fortner, Attorneys at Law	1999	[1]	2005

B. Kenneth Jones, II	41	General Manager, Deacon Jones Auto Park, Inc.	2003		2006

James C. Parker	52	Certified public accountant; Partner, Parker & Parker, P.A., CPA	1996		2006

Sidney Ernest Sauls	56	Insurance agent; North Carolina Farm Bureau Mutual Insurance Company	2000		2006

[1]	Includes service on the board of directors of the Bank prior to the formation of the Company.
[2]	Mr. Jackson has not previously served on the Company’s Board of Directors.
[3]	Mr. Scott is a distant cousin of Mr. Hinnant.

Meetings of the Board and Committees of the Board

The Board of Directors conducts its business through meetings of the Board of Directors and through activities of its committees. The Board of Directors meets quarterly and may have additional meetings as needed. During fiscal 2003, the Board of Directors of the Company held five (5) meetings. All of the existing directors of the Company, including the nominees for re-election listed above, attended at least seventy-five percent (75%) of the aggregate number of meetings of the Board of Directors and committees of the Board on which they served during 2003.

Director Attendance at Annual Meetings

Although it is customary for all Board members to attend, the Company has no formal policy in place with regard to Board members’ attendance at its Annual Meeting of Shareholders. All Board members attended the Company’s 2003 Annual Meeting of Shareholders.

Process for Communicating with Board Members

The Company does not have a formal procedure for stockholder communication with our Board of Directors. In general, our directors and executive officers are easily accessible by telephone, postal mail or electronic mail. Any matter intended for the Board, or for any individual member or members of the Board, can be directed to Harold T. Keen, our Chief Executive Officer, or Earl W. Worley, Jr., our Chief Financial Officer at the Company’s following address with a request to forward the same to the intended recipient: KS Bancorp, Inc., P.O. Box 661, Smithfield, North Carolina 27577. Alternatively, stockholders may direct correspondence to the Board, or any of its members, in care of the Company at the Company’s address above. All of these communications received will be forwarded to the intended recipient unopened.

Committees of the Board

The Board of Directors of the Company has two standing committees – the Executive Committee and the Audit Committee.

The Executive Committee of the Board consists of R. Harold Hinnant, James C. Parker, Ralph Edward Scott, Jr. and Harold T. Keen. The Executive Committee has the power to act on behalf of the full Board of Directors on matters that require action at times other than meetings of the full Board. The Executive Committee also serves as the nominating body for the Board of Directors, and effectively performs the tasks of a nominating committee. Messrs. Hinnant, Parker and Scott are “independent directors” as defined in NASD Rule 4200(a)(15). As an employee of the Company, however, Mr. Keen is not considered to be an “independent director.” The Executive Committee does not have a charter relating to the nominating process.

The Executive Committee interviews candidates for membership to the Board of Directors, recommends candidates to the full Board, and slates candidates for Director and shareholder votes. The Executive Committee’s identification of candidates for Director typically results from the business interactions of the members of the Executive Committee or from recommendations received by the committee from other Directors or from Company management. The Executive Committee currently has no written policy with regard to the consideration of director candidates recommended by security holders. If a security holder recommends a director candidate to the Executive Committee, however, the Executive Committee will consider the candidate and apply the same considerations that it would to its own candidates. The recommendation of a candidate by a security holder should be made in writing, addressed to the attention of the Executive Committee at the Company’s corporate headquarters. The recommendation should include a description of the candidate’s background, his or her contact information, and any other information the security holder considers useful and appropriate for the Executive Committee’s consideration of the candidate. The criteria which have been established by the Executive Committee as bearing on the consideration of a candidate’s qualification to serve as a Director include the following: the candidate’s ethics, integrity, involvement in the community, success in business, relationship with the Bank, investment in the Company, place of residence (i.e., proximity to the Bank’s market area), and financial expertise. Eugene David Jackson, a nominee for the Board of Directors, was recommended to the Executive Committee by the Company’s management based on Mr. Jackson’s financial background and expertise.

The Executive Committee met three (3) times during fiscal year 2003.

The Audit Committee of the Board consists of A. Carroll Coleman, James C. Parker and Sidney E. Sauls. The members of the Audit Committee are independent as defined by NASD Rule 4200(a)(15). The Audit Committee adopted a new charter in February 2003. The Audit Committee charter is attached as Addendum A to this Proxy Statement. In accordance with the charter, the Audit Committee meets at least quarterly, and more frequently as circumstances dictate, to (i) oversee the independent auditing of the Company; (ii) arrange for periodic reports from the independent auditors, from the management of the Company, and from the internal auditor of the Company in order to assess the impact of significant regulatory and accounting changes and developments, (iii) advise the Board of Directors regarding significant accounting and regulatory developments, (iv) review the Company’s policies regarding compliance with laws and regulations, conflicts of interest and employee misconduct and reviews situations related thereto; (v) develop and implement the Company’s policies regarding internal and external auditing and appoint, meet with and oversee the performance of those employed in connection with both internal and external audits; and (vi) perform such other duties as may be assigned to it by the Board of Directors. The Audit Committee met five (5) times during fiscal 2003.

The Board of Directors has determined that James C. Parker is an “audit committee financial expert” and “independent” as defined under applicable SEC rules and regulations. The Board’s affirmative determination was based, among other things, on Mr. Parker’s extensive experience as a public accountant.

Board of Directors of the Bank

The Bank also has a nine-member board of directors. It is composed of the same persons who are now serving as directors of the Company.

Bank Board Committees

The Company does not have a Compensation Committee. However, the Bank’s board of Directors has a Compensation Committee which is composed of A. Carroll Coleman, R. Harold Hinnant and James C. Parker. The Compensation Committee meets on an as-needed basis to review the Bank’s salary program and to make recommendations to the Bank’s board of directors regarding compensation of the executive officers. The Bank’s board of directors ultimately determines such compensation. The salary of each executive officer is determined based upon the executive officer’s contributions to the Bank’s overall profitability, maintenance of regulatory compliance standards, professional leadership and management effectiveness in meeting the needs of day-to-day operations. The Compensation Committee met on an as-needed basis on the same date as the monthly meetings of the full board of directors in fiscal 2003. In addition, the Compensation Committee met two (2) additional times during fiscal 2003.

The Bank also has a Loan Committee. Directors A. Carroll Coleman, R. Elton Parrish, Sidney E. Sauls and Ralph Edward Scott, Jr., served on the Loan Committee during fiscal year 2003. The Loan Committee conducts loan reviews and approves loans, as well as monitoring the overall operations of the Bank. The Loan Committee met on an as-needed basis on the same date as each of the monthly meetings of the full board of directors in fiscal 2003. In addition, the Loan Committee met three (3) other times.

Report of Audit Committee

The Audit Committee of the Company’s Board of Directors has reviewed and discussed with the Company’s independent auditors all matters required to be discussed by the Statement on Auditing Standards No. 61 (Codification of Statements of Auditing Standards), as amended. The Audit Committee has also reviewed and discussed the Company’s audited financial statements with management. In addition, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence, consistent with Independence Standards Board Standard No. 1, “Independent Discussions with Audit Committees,” as amended, and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. Based upon the Audit Committee’s review and discussions with management and with the independent auditors described above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, for filing with the SEC. The Audit Committee recommends ratification by the shareholders of the reappointment of the independent auditors.

A. Carroll Coleman
James C. Parker
Sidney Ernest Sauls

Directors’ Compensation

Directors’ Fees. Members of the Board of Directors receive no fees or compensation for serving on the Board of Directors of the Company. However, all members of the Company’s Board of Directors are also directors of the Bank. Each member of the Bank’s board of directors receives $900 per month for his service in that capacity, except for the Chairman of the Bank’s board of directors, who receives $1100 per month. In addition, members of the Bank’s committees receive $150 per meeting attended. Board fees are subject to adjustment annually.

The Bank has adopted a deferred compensation plan for its directors to be paid in the form of death benefits. The plan provides for the payment of death benefits ranging from $2,000 to $20,000, depending upon each director’s years of service to the Bank. As of December 31, 2003, the Bank had accrued $90,000 in aggregate expenses, representing the present value of the death benefits based upon the directors’ life expectancies.

Executive Officers

The following table sets forth certain information with respect to the persons who are executive officers of either the Company or the Bank or both.

Name	Age on December 31, 2003	Positions and Occupations During Last Five Years	Employed Since
Harold T. Keen	55	President and Chief Executive Officer of the Company and the Bank	1990

Earl W. Worley, Jr.	39	Senior Vice President of the Company and the Bank; Chief Financial Officer	1992

William C. Clarke	47	Senior Vice President of the Company and the Bank	1986

Kevin J. Jorgenson	56	Senior Vice President of the Company and the Bank	1993

Ted Godwin	54	Senior Vice President of the Company and the Bank	1997

John H. Metz	55	Chief Credit Officer, Senior Vice President of the Bank	1997

R. Walter Krentz, Jr.	42	Senior Vice President of the Bank; Prior to 2000, City Executive, Triangle Bank, Greenville, North Carolina	2000

Trudy A. Brinson	49	Senior Operations Officer and Senior Vice President of the Bank; Prior to 2003, Chief Operating Officer and Senior Vice President of the Little Bank, Kinston, North Carolina	2003

Management Compensation

Summary Compensation Table. The executive officers of the Company are not paid any cash compensation by the Company. However, the executive officers of the Company are also executive officers of the Bank and receive cash compensation from the Bank. The following table shows, for the fiscal years ending December 31, 2003, 2002 and 2001, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer of the Bank. No other executive officer of the Bank received salary and bonus compensation in excess of $100,000 for services rendered in all capacities to the Bank in fiscal 2003.

		Annual Compensation					Long Term Compensation
							Awards		Payouts
Name and Principal Position	Year	Salary(1)		Bonus		Other Annual Compensation ($)(2)	Restricted Stock Awards	Securities Underlying Options/Stock Appreciation Rights (in shares)	LTIP Payouts	All Other Compensation(3)
Harold T. Keen, President, Chief Executive Officer and Director of the Company and the Bank	2003 2002 2001	$ $ $	180,440 158,860 151,360	$ $ $	12,000 10,000 6,000	— — —	— — —	— — —	— — —	$ $ $	26,457 25,780 22,118

(1)	Includes for service as a director of the Bank in the amount of $10,800 for 2001, 2002 and 2003.
(2)	Under the “Other Annual Compensation” category, perquisites did not exceed the lesser of $50,000 or 10% of salary and bonus as reported for Mr. Keen.
(3)	For 2003, includes $7,027 contributed by the Bank for Mr. Keen to the Bank’s 401(k) plan and $19,430 contributed by the Company to the supplemental executive retirement plan on behalf of Mr. Keen.

Stock Option Plan. The Board of Directors adopted the KS Bancorp, Inc. Employee Stock Option Plan (the “Employees Plan”) in 1993. No options were granted under the Employees Plan in fiscal year 2003, no options were exercised by named executive officers in 2003, and the Employees Plan terminated December 31, 2003.

Employee Stock Ownership Plan. The Bank has established an Employee Stock Ownership Plan (the “ESOP”) for eligible employees of the Bank. Employees with 1,000 hours of employment with the Bank who have attained age 21 are eligible to participate. The ESOP borrowed funds from the Company and used the funds to purchase 40,448 shares of Common Stock in 1993. The ESOP acquired an additional 12,500 shares during the fiscal year 2000. As a result of the Company’s 4 for 3 stock split in June 1997 and the 5 for 4 stock split in July 2001, the number of shares held by the ESOP has increased to 80,497 as of March 15, 2004. The funds borrowed from the Company to purchase the shares held by the ESOP have been repaid to the Company as of December 31, 2003.

Shares owned by the ESOP are allocated among participants on the basis of compensation in the year of allocation. Benefits generally become 20% vested each year and are 100% vested after five years of credited service. Prior to the completion of five years of credited service, a participant who terminates employment for reasons other than death, retirement (or early retirement), or disability will receive only vested benefits under the ESOP. Forfeitures will be reallocated among remaining participating employees in the same proportion as contributions. Benefits are payable upon death, retirement, early retirement, disability or separation from service. The Bank’s contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

The Bank’s ESOP committee may instruct the ESOP trustees regarding investment of funds contributed to the ESOP. Participating employees may instruct the trustees as to the voting of all shares allocated to their respective accounts held in the ESOP. All allocated shares for which voting instructions are not received are voted by the trustees in their discretion subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

The ESOP may be considered an “anti-takeover” device since the ESOP may control a sufficient percentage of the total outstanding Common Stock of the Company so that the vote or decision whether to tender shares of the ESOP may be used as a defense in a contested takeover.

401(k) Profit Sharing Plan. The Bank maintains a contributory savings plan for substantially all of its employees, which meets the requirements of section 401(k) of the Code. Employees who have completed six months of service and who are least 21 years of age may elect to contribute up to 15% of their compensation to the plan each year, subject to certain maximums imposed by federal law. The Bank matches employee contributions up to a maximum contribution by the Bank of 4% of the employee’s compensation. From time to time, the Bank may also make discretionary profit sharing contributions to the plan. These contributions are allocated among participants’ accounts on the basis of compensation. For purposes of the 401(k) plan, compensation means a participant’s total compensation received from the employer.

Participants are fully vested in amounts they contribute to the plan. Participants are also fully vested in all matching contributions made by the Bank after January 1, 2002. Matching contributions made prior to 2002, vest according to the following schedule: 1 year of service, 0%; 2 years, 20%; 3 years, 40%; 4 years, 60%; 5 years, 80%; 6 or more years, 100%.

Retirement Agreements. The Bank sponsors a supplemental executive retirement plan (“SERP”) for certain executives of the Bank. The SERP, which became effective on May 1, 2001, is a deferred compensation plan that pays benefits to the participants upon retirement at age 65. Monthly payments are made upon retirement for a period of ten years. The benefits under the plan vest according to a vesting schedule based upon years of service as follows: 0-5 years of service— 0% vested; each subsequent full year of service—10% vesting per year until 100% vesting at 15 years of service. A participant fully vests upon attaining age 65 without regard to years of service. If the participant dies after retirement but before all payments have been made under the plan, the remaining monthly payments will be made to the participant’s designated beneficiary. If the participant is terminated for cause prior to retirement, no payments will be made to the participant. If the participant voluntarily terminates employment or is terminated without cause, he will have a vested interest in his accrued benefits according to the plan’s vesting schedule, but the accrued benefits will be calculated based upon a formula that considers the executive’s age and years of service. If the participant dies while employed, but before attaining retirement age, no payments shall be made under the plan. In addition, the executives in the supplemental executive retirement plan also participate in a split dollar life insurance program.

Employment Agreements. The Bank has entered into an employment agreement with Mr. Keen in order to establish his duties and compensation and to provide for his continued employment with the Bank. The agreement was amended in January 2004. The agreement provides for an initial term of employment of three years. On each anniversary date thereafter, the agreement is extended for an additional year so that the remaining term will be three years unless written notice of non-renewal is given by the Bank’s board of directors after conducting an evaluation of Mr. Keen’s performance. Mr. Keen’s agreement now provides for an annual base salary of $175,000. The agreement also provides that the base salary shall be reviewed by the Board of Directors not less often than annually. In the event of a change in control (as defined below), Mr. Keen’s base salary must be increased by at least 6% annually. In addition, the employment agreement provides for profitability and discretionary bonuses and participation in other pension, profit-sharing or retirement plans maintained by the Bank and the Company, as well as fringe benefits normally associated with Mr. Keen’s office. The employment agreement provides that it may be terminated by the Bank for cause, as defined in the agreement, and that it may otherwise be terminated by the Bank (subject to vested rights) or by Mr. Keen.

The employment agreement provides that if employment is terminated in connection with, or within 24 months after, a change in control or if the nature of Mr. Keen’s compensation, duties or benefits are diminished following a change in control of the Bank or the Company, and Mr. Keen terminates his employment, he will be entitled to receive compensation equal to 2.99 times his average annual compensation for income tax purposes for the most recent five tax years prior to the change in control, payable in equal monthly payments. For purposes of the employment agreement, a change in control generally will occur if (i) after the effective date of the employment agreement, any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) directly or indirectly, acquires beneficial ownership of voting stock, or acquires irrevocable proxies or acquires any combination of voting stock and irrevocable proxies, representing 25% or more of any class of voting securities of either the Company or the Bank, or acquires in any manner control of the election of a majority of the directors of either the Company or the Bank, (ii) either the Company or the Bank consolidates or merges with or into another corporation, association or entity, or is otherwise reorganized, where neither the Company nor the Bank is the surviving corporation in such transaction, or (iii) all or substantially all of the assets of either the Company or the Bank are sold or otherwise transferred to or are acquired by any other entity or group.

Payments under the employment agreement in the event of a change in control may constitute an excess parachute payment under Section 280G of the Code resulting in the imposition of an excise tax on the recipient and denial of a deduction to the Bank for all amounts in excess of the executive’s average annual compensation for the five tax years preceding the change in control. The agreement provides that benefits payable to the officer as a result of a change in control will be modified or reduced to the extent deemed to be necessary by the Bank’s board of directors to avoid the imposition of excise taxes on the employee or the disallowance of a deduction to the Company.

Certain Indebtedness and Transactions of Management

The Bank makes loans to its employees, including its executive officers and directors, in the ordinary course of its business. The Bank has adopted a policy that sets forth the requirements applicable to such loans. These loans are made using the same credit and underwriting standards as are applicable to the general public, and such loans do not involve more than the normal risk of collectability or present other features unfavorable to the Bank. Pursuant to its employee loan policy, loans to directors and employees are made on the same terms, including interest rates and collateral, as those prevailing for comparable transactions with nonaffiliated persons.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Dixon Hughes PLLC (“Dixon Hughes”) has been selected by the Company’s Audit Committee as the Company’s and the Bank’s independent auditor for the year ending December 31, 2003. Such selection is being submitted to the Company’s shareholders for ratification. Representatives of Dixon Hughes are expected to attend the Annual Meeting of Stockholders and will be afforded an opportunity to make a statement, if they so desire, and to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF DIXON HUGHES AS INDEPENDENT AUDITOR FOR THE COMPANY AND THE BANK FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

Audit Fees

The aggregate fees of Dixon Hughes for professional services rendered in connection with the (i) audit of the Company’s annual financial statements for 2003 and 2002, and (ii) review of the financial statements included in the Company’s quarterly filings on Form10-QSB during those fiscal years were $67,518 and $81,046, respectively.

Audit-Related Fees

The aggregate fees of Dixon Hughes in 2003 and 2002 for professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and not included in “Audit Fees” above were $3,795 and $4,000, respectively. These fees were primarily related to assistance with a Federal Home Loan Bank collateral audit and assistance with the Company’s quarterly press releases.

Tax Fees

The aggregate fees billed in each of the last two fiscal years for professional services rendered by Dixon Hughes for tax compliance, tax advice, and tax planning were $6,500 and $4,000 in 2003 and 2002, respectively. These fees were primarily related to preparation of the Company’s income tax returns and Forms 5500 for benefit plans.

All Other Fees

Other than the fees outlined above, Dixon Hughes billed no fees in fiscal years 2003 and 2002 for additional services rendered during each of those years.

The fees of Dixon Hughes are pre-approved by the Audit Committee as required by the provisions of the Audit Committee’s charter. The Audit Committee charter states that the Audit Committee shall approve, in advance, all audit services and all permitted non-audit services to be provided to the Company by the independent auditors. The committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. For 2003 and 2002, 100% of the fees incurred were pre-approved. The Audit and Examining Committee has determined that the rendering of non-audit professional services by Dixon Hughes, as identified above, is compatible with maintaining Dixon Hughes’s independence.

DATE FOR RECEIPT OF STOCKHOLDERS’ PROPOSALS

It is presently anticipated that the 2005 Annual Meeting of Stockholders will be held in May of 2005. In order for stockholder proposals to be included in the proxy materials for that meeting, such proposals must be received by the Secretary of the Company at the Company’s principal executive office not later than November 24, 2004 and meet all other applicable requirements for inclusion therein.

In the alternative, if a stockholder follows the SEC’s proxy solicitation rules, the stockholder may commence his own proxy solicitation and present a proposal from the floor at the 2005 Annual Meeting of stockholders of the Company. If a stockholder elects to do so, the holders of proxies solicited by the Company’s

Board of Directors may vote the proxies under the discretionary authority granted by those proxies on any proposals presented by such stockholder if the Company does not receive notice of such proposal on or before February 7, 2005.

The Company’s bylaws provide that, in order to be eligible for consideration at the annual meeting of stockholders, all nominations of directors, other than those made by the Company’s Board of Directors, must be made in writing and must be delivered to the Secretary of the Company not less than 30 days nor more than 50 days prior to the meeting at which such nominations will be made; provided, however, if less than 21 days notice of the meeting is given to stockholders, such nominations must be delivered to the Secretary of the Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.

OTHER MATTERS

Management knows of no other matters to be presented for consideration at the Meeting or any adjournments thereof. If any other matters shall properly come before the Meeting, it is intended that the proxyholders named in the enclosed form of proxy will vote the shares represented thereby in accordance with their judgment, pursuant to the discretionary authority granted therein.

MISCELLANEOUS

The Annual Report of the Company for the year ended December 31, 2003, which includes financial statements audited and reported upon by the Company’s independent auditor, is being mailed along with this Proxy Statement; however, it is not intended that the Annual Report be a part of this Proxy Statement or a solicitation of proxies.

A COPY OF OUR 2003 ANNUAL REPORT ON FORM 10-KSB AS FILED WITH THE SECURITIES EXCHANGE COMMISSION ACCOMPANIES THIS PROXY STATEMENT.

By Order of the Board of Directors,

/s/ Joy B. Watson
Joy B. Watson
Secretary

Smithfield, North Carolina

March 29, 2004

IF PROPERLY MARKED, DATED, SIGNED AND RETURNED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS STATED. IF INSTRUCTIONS ARE GIVEN WITH RESPECT TO SOME BUT NOT ALL PROPOSALS, SUCH INSTRUCTIONS AS ARE GIVEN WILL BE FOLLOWED, BUT THE PROXY WILL BE VOTED “FOR” THE PROPOSALS AS TO WHICH NO INSTRUCTIONS ARE GIVEN. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY THE FILING OF A WRITTEN NOTICE OF REVOCATION WITH THE SECRETARY OF THE COMPANY, BY DELIVERING TO THE COMPANY A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated March 29, 2004.

PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	DATE

PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	DATE

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign, but only one signature is required. PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

REVOCABLE PROXY

KS BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS MAY 4, 2004

The undersigned hereby appoints the Board of Directors of KS Bancorp, Inc. (the “Company”), with full power of substitution, as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company, which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the offices of the Company, 1031 North Brightleaf Boulevard, Smithfield, North Carolina, on Tuesday, May 4, 2004, at 7:00 p.m., Eastern Time, and at any and all adjournments thereof, as follows:

1.	The election as directors of the nominees listed at right for the term ending as of the 2007 Annual Meeting.			FOR	WITHHOLD
		A. Carroll Coleman		☐	☐
		R. Harold Hinnant		☐	☐
	If neither “For” nor “Withhold” is checked with respect to a nominee, this Proxy will be voted “For” that nominee.	Eugene David Jackson		☐	☐

2.	The ratification of the selection of Dixon Odom PLLC as the independent auditor for the Company for the 2004 fiscal year.		FOR	AGAINST	ABSTAIN
			☐	☐	☐

The Board of Directors recommends a vote “FOR” the above proposals.